UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Northern Lights Fund Trust IV
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Pictoria Drive, Suite 450, Cincinnati, OH	45246
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	NASDAQ, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-204808.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the National Security Emerging Markets Index ETF, a series of Northern Lights Fund Trust IV (the "Trust"), is incorporated herein by reference to Post-Effective Amendment No. 329 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on September 18, 2023. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number are as follows:

Series Name	EIN
National Security Emerging Markets Index ETF	922356245

ITEM 2.

EXHIBITS.

1.	The Registrant's Trust Instrument is included as an exhibit to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on July 30, 2019.

2.	The Registrant’s Amended Agreement and Declaration of Trust is included as an exhibit to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on March 24, 2020.

3.	The Registrant’s Certificate of Trust is included as an exhibit to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on June 8, 2015.

4.	The Registrant's Revised By-Laws are included as an exhibit to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-204808; 811-23066), as filed with the Securities and Exchange Commission on December 7, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 29, 2023

NORTHERN LIGHTS FUND TRUST IV

By: /s/ Jennifer Farrell

Name: Jennifer Farrell

Title: Secretary